Exhibit 4.47

SUPPLEMENTAL INDENTURE, dated as of November 1, 2018 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), Don Best Sports Corporation, a Nevada corporation (the “Additional Guarantor”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, registrar and transfer agent (the “Trustee”).
WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of February 14, 2018, as amended and supplemented (the “Indenture”), relating to the Company’s 5.500% Senior Unsecured Notes due 2026;
WHEREAS, under certain circumstances, Section 10.17 of the Indenture requires the Company to cause each of the Company’s Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE

AMENDMENT
Section 1.01.  Amendment.  The Additional Guarantor hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Ten of the Indenture.
ARTICLE TWO

MISCELLANEOUS PROVISIONS
Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantor.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.
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SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Additional Guarantor:

DON BEST SPORTS CORPORATION

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

Existing Guarantors:

SCIENTIFIC GAMES CORPORATION

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

BALLY GAMING, INC.
BALLY TECHNOLOGIES, INC.
SCIENTIFIC GAMES PRODUCTS, INC.
SG GAMING NORTH AMERICA, INC.
WILLIAMS ELECTRONICS GAMES, INC.

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

BALLY PROPERTIES EAST, LLC
BALLY PROPERTIES WEST, LLC
SHFL PROPERTIES, LLC
BALLY LANDCO, LLC

Signature Page to Supplemental Indenture-2026 Unsecured Notes

By: Bally Gaming, Inc., its sole member

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Treasurer and Secretary

MDI ENTERTAINMENT, LLC
SCIENTIFIC GAMES NEW JERSEY, LLC

By: Scientific Games International, Inc., its sole member

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

LAPIS SOFTWARE ASSOCIATES, L.L.C.

By: Scientific Games International, Inc., its sole shareholder and member

By:    /s/ Michael A. Quartieri
Name: Michael A. Quartieri
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Signature Page to Supplemental Indenture-2026 Unsecured Notes

Trustee:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation

By: Deutsche Bank National Trust Company

By: /s/ Chris Niesz
Print Name: Chris Niesz
Its: Authorized Signatory

By: /s/ Debra A. Schwalb
Print Name: Debra A. Schwalb
Its: Authorized Signatory

Signature Page to Supplemental Indenture-2026 Unsecured Notes